Exhibit 1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D will be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but will not be responsible for the completeness and accuracy of the information concerning one of the others, except to the extent that it knows or has reason to believe that such information is not accurate.  It is understood and agreed that a copy of this Agreement will be attached as an exhibit of the foregoing statement on Schedule 13D.

Dated: January 28, 2004

THE STANLEY WORKS

By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Vice President, General Counsel and
Secretary

STANLEY CANADA CORPORATION

By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Secretary

6181708 CANADA INC.

By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Secretary